UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2019 (December 2, 2019)

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway,

Bothell, WA 98021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Shares	BLFS	NASDAQ Capital Market

Item 5.02.          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2019, Biolife Solutions, Inc. (the “Company”) issued a press release announcing the appointment of certain executive officers of the company. The purpose of the appointments is to further support the integration of Astero Bio, SAVSU Technologies, and Custom Biogenic Systems, three acquisitions made by the Company in 2019. Each of the appointments are effective as of December 2, 2019 and each will serve in their respective roles until the earlier of death, resignation or their successors are duly appointed by the board of directors of the Company. There are no family relationships between any of the existing directors or executive officers of the Company and any of the below named individuals. Additionally, since the beginning of the Company’s last fiscal year there has not been, nor has there been proposed, any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships between the Company or any of its subsdiaries and any of the below named individuals.

Aby J. Mathew, PhD, age 47, has been appointed Executive Vice President and Chief Scientific Officer of the Company. In this role, Dr. Mathew is responsible for integrating the value propositions of the acquired automated thaw, cold chain management and advanced freezer products into the Company’s ongoing market education commitment to best bioproduction practices for cell and gene therapies. Previously, Mr. Matthew served as the Senior Vice President and Chief Technology Officer of the Company since. Mr. Matthew was part of the founding team of the Company, and has been employed by the Company since 2000. Dr. Mathew is a co-developer of BioLife’s biopreservation media solutions and co-inventor on issued and pending patents related to methods, devices, and formulations for the preservation of cells, tissues, and organs. In connection with this appointment, Mr. Mathew and the Company entered into an amendment to his original executive employment agreement, amending his title to reflect the new appointment. The original executive employment agreement, effective January 1, 2018, was otherwise unchanged.

Roderick de Greef, age 58, who has been serving as the Company’s Chief Financial Officer since 2016, has added the position of Chief Operating Officer. In his expanded role, Mr. de Greef is responsible for ensuring financial visibility, and driving manufacturing and operational performance and efficiencies across the enterprise. Previously, Mr. de Greef served as a director of the Company from June 2000 through November 2013, and provided the Company with strategic and financial consulting services from July 2007 through August 2011. Mr. de Greef has served Pareteum Corporation., a mobile communications company, as a director, chair of the Audit Committee and member of the Nominating and Corporate Governance Committee and Compensation Committee from September 2015 to September 2017, and also from January 2008 to October 2011. From November 2013 to October 2014, Mr. de Greef served as the president and sole director of Cambridge Cardiac Technologies, Inc. a privately held successor to Cambridge Heart, Inc. In connection with this appointment, Mr. de Greef and the Company entered into an amendment to his original executive employment agreement, amending his title to reflect the new appointment. The original executive employment agreement, effective January 1, 2018, was otherwise unchanged.

Karen Foster, age 60, has been appointed Chief Quality Officer of the Company. In her expanded role, Foster will utilize her many years of successful implementation of continuous quality improvement initiatives to ensure a consistent customer-focused, data driven quality culture is fostered and maintained for all product lines in BioLife’s expanded bioproduction tools portfolio. Ms. Foster previously served as the Vice President, Media Operations of the Company from April 2016. From 2003 to early 2016, Ms. Foster was Vice President of Laboratory Operations and Site Leader at ViaCord, LLC, a family cord blood bank, and subsidiary of PerkinElmer Inc. In connection with this appointment, Ms. Foster and the Company entered into an amendment to her original executive employment agreement, amending her title to reflect the new appointment. The original executive employment agreement, effective January 1, 2018, was otherwise unchanged.

Todd Berard, age 51, has been appointed Chief Marketing Officer of the Company, with global marketing responsibilities including the integration and harmonization of all product brands across the portfolio. Previously, Mr. Berard was serving as a Vice President of Marketing of the Company since February 2015. Before his appointment as Vice President of Marketing, Mr. Berard had served as Senior Director of Marketing since July 2014. Previous to BioLife, Mr. Berard served as Director of Marketing at Verathon Medical; a division of Roper Inc., from September 2010 until July 2014, overseeing the global marketing, product development, and product launch strategies for a portfolio of six medical device brands. In connection with this appointment, Mr. Berard and the Company entered into an amendment to his original executive employment agreement, amending his title to reflect the new appointment. The original executive employment agreement, effective January 1, 2018, was otherwise unchanged.

James Mathers, age 60, has been appointed Chief Revenue Officer of the Company. He is responsible for driving the worldwide direct and indirect selling organizations to meet the Company’s global revenue targets. Previously, Mr. Mathers was serving as Vice President of Sales of the Company Since May 2016. From October 2009 to December 2016, Mr. Mathers was Principal/Founder of the Mathers Group, a business consulting services firm for operational consultancy for physician owned specialty cancer centers and brokerage services for the acquisition and/or sale of radiation oncology capital equipment. From April 2013 to July 2014, Mr. Mathers was the Area Sales Director for MAKO Surgery/Stryker Orthopedics where he was responsible for the sales of RIO orthopedic robotics capital equipment for knee and hip replacement. From December 2011 to April 2013, Mr. Mathers was Director, Business development for AMAMARK Healthcare responsible for sales revenue for outsourced clinical engineering functions. Previously, Mr. Mathers served in various global sales, marketing and business development leadership positions at Mako Surgical/Stryker Orthopedics, BrainLAB, Cardiac Science, Johnson& Johnson and Baxter Healthcare. In connection with this appointment, Mr. Mathers and the Company entered into an amendment to his original executive employment agreement, amending his title to reflect the new appointment. The original executive employment agreement, effective January 1, 2018, was otherwise unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.

Date: December 6, 2019	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer